Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2019 Results

First Quarter 2019 Key Performance Indicators

•	Earnings per share ("EPS") increased 77% year-over-year to $1.79.

◦	Net Income increased 66% year-over-year to $155 million.

•	EPS Prior to Amortization of Intangible Assets** increased 74% year-over-year to $1.93.

•	Total Brokerage and Advisory Assets increased 6% year-over-year to $684 billion.

•	Total Net New Assets were an inflow of $4.0 billion, translating to a 2.5% annualized growth rate.

◦	Net new advisory assets were an inflow of $4.6 billion, translating to a 6.5% annualized growth rate.

◦	Net new brokerage assets were an outflow of $0.7 billion, translating to a (0.8)% annualized rate.

◦	Recruited Assets(1) were $7.1 billion.

◦	Advisor count was 16,189, up 80 sequentially, and up 122 year-over-year; production retention rate was 96%.

•	Total client cash sweep balances were $30.7 billion, down $4.1 billion sequentially.

◦	Total client cash sweep balances as a percent of total assets was 4.5%, down from 5.6% in the prior quarter.

•	Gross Profit** increased 20% year-over-year to $556 million.

•	EBITDA** increased 51% year-over-year to $276 million.

◦	EBITDA** as a percentage of Gross Profit** was 50%, up from 40% a year ago.

◦	Core G&A** increased 6% year-over-year to $213 million, down 2% sequentially.

•	Shareholder capital returns were $146 million, translating to $1.68 per share.

◦	Share repurchases were $125 million for 1.7 million shares at an average purchase price of $71.57.

◦	Weighted average fully diluted share count was 86.7 million, down 7% year-over-year.

◦	Dividends were $21 million.

•	Cash available for corporate use was $376 million.

•	Credit Agreement Net Leverage Ratio(2) was 2.05x, down 0.10x from the prior quarter.

Key Updates

•	Maintained 2019 Core G&A** outlook range of $850 to $875 million.

•	Completed $125 million of share repurchases in the first quarter.

•	Reminder that the Company's Investor and Analyst Day is on May 22, 2019 in New York City.

SAN DIEGO - May 2, 2019 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2019, reporting net income of $155 million, or $1.79 per share. This compares with $94 million, or $1.01 per share, in the first quarter of 2018 and $120 million, or $1.36 per share, in the prior quarter.

“We continue to focus on providing differentiated capabilities to help our advisors win in the marketplace,” said Dan Arnold, President and CEO.  "In the first quarter, we introduced new CRM capabilities, rolled out goals-based planning, and integrated our AdvisoryWorld acquisition.  These capabilities will help our advisors digitize their workflows to more efficiently turn prospects into clients.  Looking ahead, we remain focused on our strategic priorities of growing our core business and executing with excellence.”

“We began 2019 with another quarter of business and financial strength,” said Matt Audette, CFO. "We grew gross profit while investing for growth and still delivering operating leverage. Looking forward, we plan to continue to invest to drive organic growth and return capital to shareholders. We believe our business results and financial strength position us well to continue creating long-term shareholder value."

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on June 3, 2019 to all stockholders of record as of May 20, 2019.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, May 2. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 3794197, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until May 9 and May 23, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 3794197.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*Based on total revenues, Financial Planning magazine June 1996-2018.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 31 on page 19 of this release.
Gross Profit is calculated as net revenues, which were $1,372 million for the three months ended March 31, 2019, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $800 million and $16 million, respectively, for the three months ended March 31, 2019. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,135 million for the three months ended March 31, 2019, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 5 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the Company's acquisition of the broker/dealer network of National Planning Holdings, Inc. ("NPH"). The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2019 Core G&A** outlook), enhanced capabilities and advisor tools, future investments, future capital returns and long-term shareholder value, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of May 2, 2019. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's cash sweep programs, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations; the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2018 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018	% Change
REVENUES
Commission	$461,359	$474,811	(3%)
Advisory	453,938	422,387	7%
Asset-based	296,363	219,336	35%
Transaction and fee	122,480	116,649	5%
Interest income, net of interest expense	12,321	7,781	58%
Other	25,218	593	n/m
Total net revenues	1,371,679	1,241,557	10%
EXPENSES
Commission and advisory	799,698	761,697	5%
Compensation and benefits	136,912	123,517	11%
Promotional	51,349	67,427	(24%)
Depreciation and amortization	23,470	20,701	13%
Amortization of intangible assets	16,168	13,222	22%
Occupancy and equipment	33,106	27,636	20%
Professional services	19,612	22,172	(12%)
Brokerage, clearing and exchange	16,144	15,877	2%
Communications and data processing	12,327	11,174	10%
Other	26,403	28,586	(8%)
Total operating expenses	1,135,189	1,092,009	4%
Non-operating interest expense	32,716	29,622	10%
INCOME BEFORE PROVISION FOR INCOME TAXES	203,774	119,926	70%
PROVISION FOR INCOME TAXES	48,376	26,396	83%
NET INCOME	$155,398	$93,530	66%
EARNINGS PER SHARE
Earnings per share, basic	$1.84	$1.04	77%
Earnings per share, diluted	$1.79	$1.01	77%
Weighted-average shares outstanding, basic	84,487	89,997	(6%)
Weighted-average shares outstanding, diluted	86,742	92,784	(7%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2019	Q4 2018	Q3 2018
REVENUES
Commission	$461,359	$469,923	$486,875
Advisory	453,938	474,102	458,087
Asset-based	296,363	265,681	248,895
Transaction and fee	122,480	119,254	118,941
Interest income, net of interest expense	12,321	11,784	10,512
Other	25,218	(23,702)	7,687
Total net revenues	1,371,679	1,317,042	1,330,997
EXPENSES
Commission and advisory	799,698	793,310	821,950
Compensation and benefits	136,912	132,766	128,007
Promotional	51,349	45,141	52,628
Depreciation and amortization	23,470	21,897	22,838
Amortization of intangible assets	16,168	15,672	15,676
Occupancy and equipment	33,106	30,750	30,308
Professional services	19,612	24,428	23,129
Brokerage, clearing and exchange expense	16,144	16,000	15,844
Communications and data processing	12,327	11,776	12,334
Other	26,403	31,103	29,219
Total operating expenses	1,135,189	1,122,843	1,151,933
Non-operating interest expense	32,716	31,756	31,705
INCOME BEFORE PROVISION FOR INCOME TAXES	203,774	162,443	147,359
PROVISION FOR INCOME TAXES	48,376	42,145	40,494
NET INCOME	$155,398	$120,298	$106,865
EARNINGS PER SHARE
Earnings per share, basic	$1.84	$1.40	$1.22
Earnings per share, diluted	$1.79	$1.36	$1.19
Weighted-average shares outstanding, basic	84,487	85,976	87,426
Weighted-average shares outstanding, diluted	86,742	88,163	89,878

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$676,903	$511,096
Cash segregated under federal and other regulations	708,241	985,195
Restricted cash	42,827	65,828
Receivables from:
Clients, net of allowance of $684 at March 31, 2019 and $640 at December 31, 2018	393,099	412,944
Product sponsors, broker-dealers, and clearing organizations	156,915	166,793
Advisor loans, net of allowance of $6,107 at March 31, 2019 and $5,080 at December 31, 2018	320,379	298,821
Others, net of allowance of $10,386 at March 31, 2019 and $8,099 at December 31, 2018	269,153	248,711
Securities owned:
Trading — at fair value	27,361	29,267
Held-to-maturity — at amortized cost	13,005	13,001
Securities borrowed	2,670	4,829
Fixed assets, net of accumulated depreciation and amortization of $318,520 at March 31, 2019 and $308,155 at December 31, 2018	472,528	461,418
Operating lease assets	106,821	—
Goodwill	1,490,247	1,490,247
Intangible assets, net of accumulated amortization of $495,487 at March 31, 2019 and $479,319 at December 31, 2018	468,058	484,171
Other assets	343,983	305,147
Total assets	$5,492,190	$5,477,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$186,116	$225,034
Payables to clients	778,902	950,946
Payables to broker-dealers and clearing organizations	134,375	76,180
Accrued commission and advisory expenses payable	154,840	164,211
Accounts payable and accrued liabilities	411,316	478,644
Income taxes payable	74,740	32,990
Unearned revenue	99,035	80,524
Securities sold, but not yet purchased — at fair value	66	169
Long-term borrowing, net of unamortized debt issuance cost of $18,707 at March 31, 2019 and $19,525 at December 31, 2018	2,368,501	2,371,808
Operating lease liabilities	147,326	—
Finance lease liabilities	106,987	—
Leasehold financing and capital lease obligations	—	104,564
Deferred income taxes, net	20,291	18,325
Total liabilities	4,482,495	4,503,395
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 125,647,760 shares issued at March 31, 2019 and 124,909,796 shares issued at December 31, 2018	126	125
Additional paid-in capital	1,658,631	1,634,337
Treasury stock, at cost — 41,611,603 shares at March 31, 2019 and 39,820,646 shares at December 31, 2018	(1,859,484)	(1,730,535)
Retained earnings	1,210,422	1,070,146
Total stockholders’ equity	1,009,695	974,073
Total liabilities and stockholders’ equity	$5,492,190	$5,477,468

LPL Financial Holdings Inc.
Management's Statements of Operations(3)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2019	Q4 2018	% Change	Q1 2018	% Change
Gross Profit(3)
Sales-based commissions	$190,999	$199,468	(4%)	$187,233	2%
Trailing commissions	270,360	270,455	—%	287,578	(6%)
Advisory	453,938	474,102	(4%)	422,387	7%
Commission and advisory fees	915,297	944,025	(3%)	897,198	2%
Commission and advisory expense	(799,698)	(793,310)	1%	(761,697)	5%
Commission and advisory fees, net of payout	115,599	150,715	(23%)	135,501	(15%)
Cash sweep	173,139	147,774	17%	104,084	66%
Other asset-based(4)	123,224	117,907	5%	115,252	7%
Transaction and fee	122,480	119,254	3%	116,649	5%
Interest income and other	37,539	(11,918)	n/m	8,374	n/m
Total net commission and advisory fees and attachment revenue	571,981	523,732	9%	479,860	19%
Brokerage, clearing, and exchange expense	(16,144)	(16,000)	1%	(15,877)	2%
Gross Profit(3)	555,837	507,732	9%	463,983	20%

G&A Expense
Core G&A(5)	212,520	216,185	(2%)	201,039	6%
Regulatory charges	7,873	9,593	n/m	6,440	n/m
Promotional	51,349	45,141	14%	67,427	(24%)
Employee share-based compensation	7,967	5,045	58%	5,606	42%
Total G&A	279,709	275,964	1%	280,512	—%
EBITDA(3)	276,128	231,768	19%	183,471	51%
Depreciation and amortization	23,470	21,897	7%	20,701	13%
Amortization of intangible assets	16,168	15,672	3%	13,222	22%
Non-operating interest expense	32,716	31,756	3%	29,622	10%
INCOME BEFORE PROVISION FOR INCOME TAXES	203,774	162,443	25%	119,926	70%
PROVISION FOR INCOME TAXES	48,376	42,145	15%	26,396	83%
NET INCOME	$155,398	$120,298	29%	$93,530	66%
Earnings per share, diluted	$1.79	$1.36	32%	$1.01	77%
Weighted-average shares outstanding, diluted	86,742	88,163	(2%)	92,784	(7%)
EPS Prior to Amortization of Intangible Assets	$1.93	$1.49	30%	$1.11	74%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (3)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2019	Q4 2018	Q3 2018
Gross Profit(3)
Sales-based commissions	$190,999	$199,468	$193,545
Trailing commissions	270,360	270,455	293,330
Advisory	453,938	474,102	458,087
Commission and advisory fees	915,297	944,025	944,962
Commission and advisory expense	(799,698)	(793,310)	(821,950)
Commission and advisory fees, net of payout	115,599	150,715	123,012
Cash sweep	173,139	147,774	127,174
Other asset-based(4)	123,224	117,907	121,721
Transaction and fee	122,480	119,254	118,941
Interest income and other	37,539	(11,918)	18,199
Total net commission and advisory fees and attachment revenue	571,981	523,732	509,047
Brokerage, clearing, and exchange expense	(16,144)	(16,000)	(15,844)
Gross Profit(3)	555,837	507,732	493,203

G&A Expense
Core G&A(5)	212,520	216,185	209,244
Regulatory charges	7,873	9,593	7,421
Promotional	51,349	45,141	52,628
Employee share-based compensation	7,967	5,045	6,332
Total G&A	279,709	275,964	275,625
EBITDA(3)	276,128	231,768	217,578
Depreciation and amortization	23,470	21,897	22,838
Amortization of intangible assets	16,168	15,672	15,676
Non-operating interest expense	32,716	31,756	31,705
INCOME BEFORE PROVISION FOR INCOME TAXES	203,774	162,443	147,359
PROVISION FOR INCOME TAXES	48,376	42,145	40,494
NET INCOME	$155,398	$120,298	$106,865
Earnings per share, diluted	$1.79	$1.36	$1.19
Weighted-average shares outstanding, diluted	86,742	88,163	89,878
EPS Prior to Amortization of Intangible Assets	$1.93	$1.49	$1.32

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2019	Q4 2018	Change	Q1 2018	Change
Market Drivers
S&P 500 Index (end of period)	2,834	2,507	13%	2,641	7%
Fed Funds Daily Effective Rate (FFER) (average bps)	240	222	18bps	145	95bps

Assets
Advisory Assets(6)	$311.9	$282.0	11%	$283.5	10%
Brokerage Assets(7)	372.1	346.0	8%	364.1	2%
Total Brokerage and Advisory Assets	$684.0	$628.1	9%	$647.5	6%
Advisory % of Total Brokerage and Advisory Assets	45.6%	44.9%	70bps	43.8%	180bps

Assets by Platform
Corporate Platform Advisory Assets(8)	$191.8	$172.3	11%	$167.7	14%
Hybrid Platform Advisory Assets(9)	120.1	109.7	9%	115.7	4%
Brokerage Assets	372.1	346.0	8%	364.1	2%
Total Brokerage and Advisory Assets	$684.0	$628.1	9%	$647.5	6%

Centrally Managed Assets
Centrally Managed Assets(10)	$42.9	$38.5	11%	$35.9	19%
Centrally Managed % of Total Advisory Assets	13.8%	13.7%	10bps	12.7%	110bps

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q1 2019	Q4 2018	Change	Q1 2018	Change
Net New Assets (NNA)
Net New Advisory Assets(11)	$4.6	$5.0	n/m	$13.1	n/m
Net New Brokerage Assets(12)	(0.7)	0.9	n/m	25.8	n/m
Total Net New Assets	$4.0	$5.9	n/m	$38.9	n/m

Net Brokerage to Advisory Conversions(13)	$1.4	$1.4	n/m	$2.5	n/m
Advisory NNA Annualized Growth(14)	7%	6%	n/m	10%	n/m
Total NNA Annualized Growth(14)	3%	3%	n/m	2%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(15)	$4.2	$5.1	n/m	$10.4	n/m
Hybrid Platform Net New Advisory Assets(16)	0.4	(0.2)	n/m	2.7	n/m
Total Net New Advisory Assets	$4.6	$5.0	n/m	$13.1	n/m
Centrally Managed Net New Advisory Assets(17)	$1.0	$1.4	n/m	$3.3	n/m

Cash Sweep Balances
Insured Cash Account Balances	$21.7	$24.8	(13%)	$22.6	(4%)
Deposit Cash Account Balances	4.3	5.1	(16%)	4.2	2%
Money Market Account Cash Balances	4.8	4.9	(2%)	2.9	66%
Total Cash Sweep Balances	$30.7	$34.9	(12%)	$29.6	4%
Cash Sweep % of Total Assets	4.5%	5.6%	(110bps)	4.6%	(10bps)

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(18)	250	215	35	152	98
Deposit Cash Account Fee Average Fee - bps(18)	220	207	13	150	70
Money Market Account Average Fee - bps(18)	77	75	2	71	6
Total Cash Sweep Average Fee - bps(18)	220	196	24	144	76

Net Buy (Sell) Activity(19)	$12.9	$2.3	461%	$9.7	33%

LPL Financial Holdings Inc.
Monthly Metrics(3)
(Dollars in billions, except where noted)
(Unaudited)

	March 2019	February 2019	Feb to Mar Change	January 2019	December 2018
Assets Served
Advisory Assets(6)	$311.9	$306.4	1.8%	$298.5	$282.0
Brokerage Assets(7)	372.1	369.2	0.8%	362.3	346.0
Total Brokerage and Advisory Assets	$684.0	$675.6	1.2%	$660.8	$628.1

Net New Assets
Net New Advisory Assets(11)	$2.2	$1.5	n/m	$0.9	$0.9
Net New Brokerage Assets(12)	0.1	(0.6)	n/m	(0.2)	(0.1)
Total Net New Assets	$2.3	$0.9	n/m	$0.7	$0.8
Net Brokerage to Advisory Conversions(13)	$0.5	$0.5	n/m	$0.3	$0.3

Cash Sweep Balances
Insured Cash Account Balances	$21.7	$21.8	(0.5%)	$22.9	$24.8
Deposit Cash Account Balances	4.3	4.3	—%	4.5	5.1
Money Market Account Cash Balances	4.8	4.7	2.1%	4.8	4.9
Total Client Cash Sweep Balances	$30.7	$30.8	(0.3%)	$32.2	$34.9

Net Buy (Sell) Activity(19)	$3.6	$4.4	(18.2%)	$5.0	$(1.7)

Market Indices
S&P 500 Index (end of period)	2,834	2,784	1.8%	2,704	2,507
Fed Funds Effective Rate (average bps)	240	240	—	240	227

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2019	Q4 2018	% Change	Q1 2018	% Change
Commission Revenue by Product
Variable annuities	$187,406	$188,439	(1%)	$200,043	(6%)
Mutual funds	140,662	145,780	(4%)	153,745	(9%)
Alternative investments	6,786	5,414	25%	5,567	22%
Fixed annuities	51,573	50,807	2%	34,055	51%
Equities	18,364	22,752	(19%)	23,601	(22%)
Fixed income	29,742	29,201	2%	30,324	(2%)
Insurance	18,072	19,232	(6%)	18,494	(2%)
Group annuities	8,474	7,966	6%	8,894	(5%)
Other	280	332	(16%)	88	218%
Total commission revenue	$461,359	$469,923	(2%)	$474,811	(3%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$50,128	$54,744	(8%)	$53,902	(7%)
Mutual funds	34,631	33,687	3%	37,057	(7%)
Alternative investments	1,890	2,049	(8%)	1,830	3%
Fixed annuities	44,230	43,744	1%	28,337	56%
Equities	18,364	22,752	(19%)	23,601	(22%)
Fixed income	24,195	23,504	3%	24,355	(1%)
Insurance	16,024	17,703	(9%)	16,865	(5%)
Group annuities	1,257	953	32%	1,198	5%
Other	280	332	(16%)	88	218%
Total sales-based commissions	$190,999	$199,468	(4%)	$187,233	2%
Trailing commissions
Variable annuities	$137,278	$133,695	3%	$146,141	(6%)
Mutual funds	106,031	112,093	(5%)	116,688	(9%)
Alternative investments	4,896	3,365	45%	3,737	31%
Fixed annuities	7,343	7,063	4%	5,718	28%
Fixed income	5,547	5,697	(3%)	5,969	(7%)
Insurance	2,048	1,529	34%	1,629	26%
Group annuities	7,217	7,013	3%	7,696	(6%)
Total trailing commissions	$270,360	$270,455	—%	$287,578	(6%)
Total commission revenue	$461,359	$469,923	(2%)	$474,811	(3%)

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2019	Q4 2018	Change	Q1 2018	Change
Payout Rate
Base Payout Rate	82.84%	82.75%	9bps	82.60%	24bps
Production Based Bonuses	2.04%	3.88%	(184bps)	2.05%	(1bps)
GDC Sensitive Payout	84.88%	86.63%	(175bps)	84.65%	23bps
Non-GDC Sensitive Payout	2.49%	(2.60)%	509bps	0.25%	224bps
Total Payout Ratio	87.37%	84.03%	334bps	84.90%	247bps
Production Based Bonuses Ratio (Trailing Twelve Months)	3.02%	3.03%	(1bps)	2.73%	29bps

LPL Financial Holdings Inc.
Capital Management Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2019		Q4 2018
Cash Available for Corporate Use(20)
Cash at Parent	$263,122		$272,450
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	103,369		56,248
Other Available Cash	9,533		10,302
Total Cash Available for Corporate Use	$376,024		$339,000

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,377,500		$2,381,250
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,077,500		$2,081,250
Credit Agreement EBITDA Trailing Twelve Months(21)	$1,012,397		$969,288
Credit Agreement Net Leverage Ratio	2.05	x	2.15	x

	March 31, 2019
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,477,500		LIBOR+225 bps(b)		4.74%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,377,500				5.12%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $9.7 million as of March 31, 2019.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2019		Q4 2018		Change		Q1 2018		Change
Advisors
Advisors	16,189		16,109		—%		16,067		1%
Net New Advisors	80		(65)		n/m		857		n/m
Annualized commission and advisory fees per Advisor(22)	$227		$234		(3%)		$230		(1%)
Average Total Assets per Advisor ($ in millions)(23)	$42.2		$39.0		8%		$40.3		5%
Transition assistance loan amortization($ in millions)(24)	$23.2		$21.3		9%		$16.8		38%
Total client accounts (in millions)	5.5		5.4		2%		5.3		4%

Employees - period end	4,269		4,229		1%		3,838		11%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.05%		1.03%		2	bps	1.06%		(1	bps)
Gross Profit ROA(25)	33.0	bps	31.5	bps	1.5	bps	28.8	bps	4.2	bps
OPEX ROA(26)	19.0	bps	19.4	bps	(0.4	bps)	19.5	bps	(0.5	bps)
EBIT ROA(27)	14.0	bps	12.1	bps	1.9	bps	9.3	bps	4.7	bps
Production Retention Rate (YTD annualized)(28)	96.2%		95.9%		30	bps	96.2%		—%
Recurring Gross Profit Rate (trailing twelve months) (29)	86.3%		86.7%		(40	bps)	83.9%		240	bps
EBITDA as a percentage of Gross Profit	49.7%		45.6%		410	bps	39.5%		1,020	bps

Capital Expenditure ($ in millions)	$30.3		$47.5		(36%)		$22.9		32%

Share Repurchases	$125.0		$117.8		6%		$60.8		106%
Dividends	21.1		21.5		(2%)		22.6		(7%)
Total Capital Allocated	$146.1		$139.3		5%		$83.4		75%
Weighted-average Share Count, Diluted	86.7		88.2		(2%)		92.8		(7%)
Total Capital Allocated per Share(30)	$1.68		$1.58		6%		$0.90		87%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)	Compliance with the Credit Agreement Leverage Ratio is only required under the revolving credit facility.

(3)
Certain information presented on pages 8-16 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(4)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(5)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q1 2019	Q4 2018	Q3 2018	Q1 2018
Operating Expense Reconciliation (in thousands)
Core G&A	$212,520	$216,185	$209,244	$201,039
Regulatory charges	7,873	9,593	7,421	6,440
Promotional	51,349	45,141	52,628	67,427
Employee share-based compensation	7,967	5,045	6,332	5,606
Total G&A	279,709	275,964	275,625	280,512
Commissions and advisory	799,698	793,310	821,950	761,697
Depreciation & amortization	23,470	21,897	22,838	20,701
Amortization of intangible assets	16,168	15,672	15,676	13,222
Brokerage, clearing and exchange	16,144	16,000	15,844	15,877
Total operating expense	$1,135,189	$1,122,843	$1,151,933	$1,092,009

(6)	Consists of total advisory assets under custody at LPL Financial.

(7)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(8)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(9)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(10)	Represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(11)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(12)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(13)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(14)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(15)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 8) less total client withdrawals from advisory accounts on its corporate advisory platform.

(16)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 9) less total client withdrawals from advisory accounts on its independent advisory platform.

(17)	Consists of total client deposits into Centrally Managed Assets accounts (FN 10) less total client withdrawals from Centrally Managed Assets accounts.

(18)	Calculated by dividing revenue for the period by the average balance during the period.

(19)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(20)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(21)
Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters.

(22)	Calculated based on the average advisor count from the current period and prior period.

(23)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(24)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(25)	Represents annualized Gross Profit (FN 3) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period.

(26)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 5), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets.

(27)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(28)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(29)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(30)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(31)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS prior to amortization of intangible assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q1 2019
EPS	$1.79
Amortization of Intangible Assets	16,168
Tax Benefit	(4,527)
Amortization of Intangible Assets Net of Tax Benefit	$11,641
Diluted Share Count	86,742
EPS Impact	$0.13
EPS Prior to Amortization of Intangible Assets	$1.93